Exhibit 99.1
Savers Value Village, Inc. Announces Preliminary Fourth Quarter and Full Year Net Sales and Participation in the ICR Conference
Remains Comfortable with Previously Provided Adjusted EBITDA Guidance
Bellevue, WA – January 5, 2024 – Savers Value Village, Inc. (NYSE: SVV), (the “Company”) today announced preliminary net sales for the thirteen weeks ended December 30, 2023 (the "fourth quarter of 2023") and the fifty-two weeks ended December 30, 2023 ("fiscal 2023") in conjunction with the Company’s participation in the ICR Conference January 8-10, 2024.
On an unaudited preliminary basis, the Company expects the following:
•Net sales for the fourth quarter of 2023 of approximately $382.8 million, representing growth of 4.4% compared to the prior year period
•Constant currency net sales1 to increase approximately 4.5% on a year-over-year basis in the fourth quarter of 2023
•Comparable store sales for the fourth quarter of 2023 to increase approximately 2.6%, with the United States increasing approximately 3.1% and Canada increasing approximately 2.0%
•Net sales for fiscal 2023 of approximately $1.50 billion, representing growth of approximately 4.4% compared to the prior year period
•Constant currency net sales1 to increase approximately 6.0% on a year-over-year basis in 2023
•Comparable store sales for fiscal 2023 are expected to increase approximately 4.7%, with the United States increasing approximately 4.4% and Canada increasing approximately 5.0%
Based on the preliminary fourth quarter and fiscal 2023 net sales results outlined above, the Company remains comfortable with its previously provided fiscal 2023 Adjusted EBITDA2 outlook of approximately $320 million.
Mark Walsh, Chief Executive Officer, commented, “We are pleased with the progression of our sales trends and our store openings in the fourth quarter. Comparable store sales accelerated as the quarter progressed, capped off by a strong December. We believe such trends reflect our strong underlying secular growth trend and the diminished impact of weather headwinds early in the quarter. In line with our plans, we also opened three new stores in the United States and two new stores in Canada in the fourth quarter, and remain confident in our ability to ramp new store growth to the target of 22 in 2024. With the strength in our sales and demand trends, and our continued focus on margins and cash flow through our vertically integrated model, we remain comfortable with our full year 2023 Adjusted EBITDA target of $320 million.”

[1] Amounts presented on a constant currency basis are not measures recognized under U.S. generally accepted accounting principles (“U.S. GAAP”). For additional information on our use of non-GAAP financial measures, see the explanations below of “Non-GAAP Financial Measures” and “Constant Currency”.

2 We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we cannot determine the probable significance of the various reconciling items, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Participation in the ICR Conference
The Company will participate in the 2024 ICR Conference January 8-10, 2024 in Orlando, Florida. Mark Walsh, CEO, Jubran Tanious, COO, and Jay Stasz, CFO will be meeting with investors and doing a fireside chat presentation at 3:30 pm Eastern Standard Time on Monday, January 8, 2024. The audio portion of the fireside chat presentation will be webcast live over the internet and can be accessed on the Company’s Investor Relations website at https://ir.savers.com. An online archive will be available on that site following the presentation.
About the Savers Value Village™ family of thrift stores
As the largest for-profit thrift operator in the United States and Canada for value priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature. Learn more about the Savers family of thrift stores, our impact, and the #ThriftProud movement at savers.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including the amount and timing of any repurchases of common stock under its share repurchase program, its fiscal 2023 outlook or financial guidance, and industry outlook. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including, but not limited to, legislation, national trade policy, and the following: the Company’s failure to adequately procure and manage its inventory or anticipate consumer demand; changes in consumer confidence and spending; risks associated with its status as a “brick and mortar” only retailer; risks associated with intense competition; its failure to open new profitable stores, or successfully enter new markets on a timely basis or at all; the risks associated with doing business with international manufacturers and suppliers including, but not limited to, transportation and shipping challenges, and potential increases in tariffs on imported goods; outbreak of viruses or widespread illness, including the continued impact of COVID-19 and continuing or renewed regulatory responses thereto; risks associated with heightened geopolitical instability due to the conflicts in the Middle East and Eastern Europe; its inability to operate its stores due to civil unrest and related protests or disturbances; its failure to properly hire and to retain key personnel and other qualified personnel; its inability to obtain favorable lease terms for its properties; the failure to timely acquire, develop and open, the loss of, or disruption or interruption in the operations of, its centralized distribution centers; fluctuations in comparable store sales and results of operations, including on a quarterly basis; risks associated with its lack of operations in the growing online retail marketplace; risks associated with litigation, the expense of defense, and the potential for adverse outcomes; its inability to successfully develop or implement its marketing, advertising and promotional efforts; the seasonal nature of its business; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; risks associated with natural disasters, whether or not caused by climate change; and its ability to service indebtedness and to comply with its financial covenants together with each of the other factors set forth under the heading “Risk Factors” in its filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ materially from those in the forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure. The Company has included this non-GAAP measure in this press release as it is a key measure used by its management and its board of directors to evaluate its operating performance and the effectiveness of its business strategies, make budgeting decisions, and evaluate compensation decisions. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. There are limitations to using non-GAAP financial measures, including those amounts presented in accordance with the Company’s definition of Adjusted EBITDA, as it may not be comparable to similar measures disclosed by its competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including, as applicable, net income and the Company’s other GAAP results. The Company presents Adjusted EBITDA because we consider this a meaningful measure to share with investors because it best allows comparison of the performance of one period with that of another period. In addition, Adjusted EBITDA affords investors a view of what management considers its operating performance to be and the ability to make a more informed assessment of such operating performance as compared with that of the prior period.
The Company defines Adjusted EBITDA as net (loss) income excluding the impact of interest expense, net, income tax expense (benefit), depreciation and amortization, loss on extinguishment of debt, stock-based compensation expense, non-cash occupancy-related costs, lease intangible asset expense, pre-opening expenses, store closing expenses, executive transition costs, transaction costs, dividend-related bonus, (gain) loss on foreign currency, and certain other adjustments.
Constant Currency
The Company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refer to the exchange rates used to translate the Company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the Company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the Company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The Company believes disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of its underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. To present constant currency information, our current operating results in currencies other than the U.S. Dollar are converted into U.S. Dollars using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect.

Investor Contact:
John Rouleau/Lyn Walther
ICR, Inc.
Investors@savers.com

Media Contact:
Edelman Smithfield | 713.299.4115 | Savers@edelman.com
Savers | 206.228.2261 | sgaugl@savers.com

Constant-currency
The Company calculates constant-currency net sales by translating current period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect. The Company’s constant-currency net sales are not financial measures prepared in accordance with GAAP.

A reconciliation of GAAP net sales to constant-currency net sales for the thirteen and fifty-two weeks ended December 30, 2023 and December 31, 2022 is presented in the table below:

	Thirteen Weeks Ended
(dollars in thousands)	December 30, 2023	December 31, 2022	$ Change	% Change
Net sales	$382,765	$366,802	$15,963	4.4%
Impact of foreign currency	690	n/a	690	n/m
Constant-currency net sales	$383,455	$366,802	$16,653	4.5%

	Fifty-Two Weeks Ended
(dollars in thousands)	December 30, 2023	December 31, 2022	$ Change	% Change
Net sales	$1,500,249	$1,437,229	$63,020	4.4%
Impact of foreign currency	23,803	n/a	23,803	n/m
Constant-currency net sales	$1,524,052	$1,437,229	$86,823	6.0%

n/a - not applicable n/m - not meaningful